EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com
Calpine Announces New Chief Commercial Officer,
Succession Plan for Chief Accounting Officer
(HOUSTON, Texas) – May 12, 2015 – Calpine Corporation (NYSE:CPN) has named W.G. “Trey” Griggs III its Executive Vice President and Chief Commercial Officer effective June 1, 2015. Previously Mr. Griggs was a Managing Director at Goldman Sachs & Co. At Calpine, Mr. Griggs will have responsibility for the trading, origination, development and commercial analytics groups and will report to Calpine’s Chief Executive Officer.

“I am very pleased to welcome Trey as the newest member of our executive management team. His energy trading and origination experience make him well qualified to lead our talented commercial team, particularly as we continue to build our customer-focused initiatives,” said Calpine’s President and Chief Executive Officer Thad Hill.

For the past four years, Mr. Griggs led Goldman Sachs’ North American Energy Risk Management activities and the Houston Trading Office. Prior to that, he served in various roles with the Goldman Sachs commodities group in New York. From 1995-2000, he was an attorney at law firms in Houston and Greenville, S.C. Mr. Griggs holds an MBA from the Wharton School at the University of Pennsylvania, a JD from University of Houston School of Law, and a BA from Vanderbilt University.

Calpine also announced succession plans for Jim Deidiker, Senior Vice President and Chief Accounting Officer (CAO), who is planning to retire. Jeff Koshkin, currently Vice President and Controller, will succeed Mr. Deidiker on August 1. Mr. Deidiker has agreed to remain at the company in a consultative capacity until March 15, 2016.

Mr. Koshkin joined Calpine in 2008 and has served in a number of leadership roles including Controller for Commercial and Derivative Accounting and Controller for Corporate and Plant Accounting, as well as in interim roles heading Financial Planning and Analysis and as Chief Risk Officer. Prior to Calpine, Mr. Koshkin was a Senior Manager in the Regulatory and Capital Markets practice for Deloitte and Touche, LLP. Mr. Koshkin holds a master’s degree in Professional Accounting from the University of Texas at Austin. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

“Over the past seven years, Jeff has been a very effective leader in his various roles within the CFO organization. These skills, coupled with his broad professional accounting experience,

-more-

Calpine Announces New Chief Commercial Officer, Succession Plan for Chief Accounting
Officer Page 2
May 12, 2015

make him very well suited to assume the CAO role,” said Executive Vice President and Chief Financial Officer Zamir Rauf, to whom Mr. Koshkin will report. “I would also like to thank Jim for his invaluable service to Calpine. Under his very capable leadership since 2009, Calpine has built a first-class accounting operation with the right people, processes and controls that have helped hone our focus on fiscal discipline, and I wish him the very best during his retirement.”

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources.  Our fleet of 87 power plants in operation or under construction represents nearly 27,000 megawatts of generation capacity.  Serving customers in 18 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors. Please visit www.calpine.com to learn more about why Calpine is a generation ahead - today.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2013. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

###